EXHIBIT (d)(13)

NORTHERN INSTITUTIONAL FUNDS

FORM OF AMENDMENT NO. 1 TO THE

INVESTMENT ADVISORY AGREEMENT

This Amendment, dated as of the      day of                     , 2008, is entered into between NORTHERN INSTITUTIONAL FUNDS (the “Trust”), a Delaware business trust, NORTHERN TRUST INVESTMENTS, N.A. (“NTI”) and NORTHERN TRUST GLOBAL INVESTMENTS LTD. (“NTGIL”).

WHEREAS, the Trust and NTI and NTGIL (with respect to the International Growth Portfolio only) have entered into an Investment Advisory Agreement (the “Advisory Agreement”) dated March 31, 1998, as amended, an Assumption Agreement by and between NTI, which was formerly named Northern Trust Quantitative Advisors, Inc., and The Northern Trust Company (“Northern Trust”) dated April 1, 1998, an Assumption Agreement by and between NTI and Northern Trust dated January 1, 2001, an Assumption Agreement by and between Northern Trust, NTI and NTGIL dated May 2, 2001, an Assumption Agreement by and between NTI and NTGIL dated April 1, 2002, an Assumption Agreement by and between NTI and NTGIL dated August 3, 2007, and an Amended and Restated Investment Advisory Agreement dated January 29, 2008, pursuant to which the Trust appointed NTI to act as adviser to the Trust for the Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, Global Tactical Asset Allocation Portfolio (formerly, the Balanced Portfolio), International Growth Portfolio (with NTGIL), International Equity Index Portfolio, Small Company Growth Portfolio, Municipal Portfolio, Mid Cap Growth Portfolio, Core Bond Portfolio and Prime Obligations Portfolio;

WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Trust establishes one or more additional investment portfolios with respect to which it desires to retain NTI to act as adviser under the Advisory Agreement, the Trust shall so notify NTI in writing and if NTI is willing to render such services it shall notify the Trust in writing, and the compensation to be paid to NTI shall be that which is agreed to in writing by the Trust and NTI; and

WHEREAS, pursuant to Section l(b) of the Advisory Agreement, the Trust has notified NTI that it is establishing the Large Cap Index Portfolio (the “Portfolio”), and that it desires to retain NTI to act as the adviser therefor, and NTI has notified the Trust that it is willing to serve as adviser for the Portfolio;

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Appointment. The Trust hereby appoints NTI to act as adviser to the Trust for the Portfolio for the period and on the terms set forth in the Advisory Agreement. NTI hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

2.	Compensation. For the services provided and the expenses assumed pursuant to the Advisory Agreement, the Trust will pay NTI, and NTI will accept as full compensation therefor from the Trust, a fee at an annual rate of .10 of 1% of the Portfolio’s average net assets. The fee will be computed based on net assets on each day and will be paid to NTI monthly.

3.	Capitalized Terms. From and after the date hereof, the term “Portfolios” as used in the Advisory Agreement shall be deemed to include the Large Cap Index Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

4.	Miscellaneous. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

NORTHERN INSTITUTIONAL FUNDS

By:
Name:
Title:

NORTHERN TRUST INVESTMENTS, N.A.

By:
Name:
Title:

NORTHERN TRUST GLOBAL INVESTMENTS LTD. (As to International Growth Portfolio only)

By:
Name:
Title:

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